================================================================================

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               STM WIRELESS, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              STM WIRELESS, INC.
                                  One Mauchly
                        Irvine, California  92618-2305

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               December 6, 2001


TO THE STOCKHOLDERS OF STM WIRELESS, INC.:

     The 2001 Annual Meeting of Stockholders of STM Wireless, Inc. (the "Company") will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California, on December 6, 2001, at 10:00 A.M., for the following purposes as more fully described in the accompanying Proxy Statement:

     (1) To elect the following five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

          Frank T. Connors         Dr. Ernest U. Gambaro         K.C. Schaaf
          Emil Youssefzadeh        Louis B. Horwitz

     (2) To approve adoption of the Company's 2002 Stock Incentive Plan which authorizes the issuance of up to 500,000 shares of the Company's Common Stock;

     (3) To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

     (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on October 26, 2001 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        /s/
                                        Emil Youssefzadeh
                                        President and Chief Executive Officer

November 6, 2001

     YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                              STM WIRELESS, INC.
                                  One Mauchly
                         Irvine, California 92618-2305

                                _______________

                                PROXY STATEMENT

                                _______________


                                 INTRODUCTION

          This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of STM Wireless, Inc., a Delaware corporation (the "Company"), for use at its 2001 Annual Meeting of Stockholders ("Annual Meeting") to be held on December 6, 2001, at 10:00 A.M., at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about November 6, 2001. The Company has retained the services of U.S. Stock Transfer Corporation to assist in soliciting proxies from brokers and nominees for the Annual Meeting. The estimated costs for these services are $8,000 and will be borne by the Company. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

          Holders of shares of Common Stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, STM Wireless, Inc., One Mauchly, Irvine, California 92618-2305 in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" approval of the 2002 Stock Incentive Plan, and "FOR" the ratification of KPMG LLP as the Company's independent auditors.

                               VOTING SECURITIES

          The shares of Common Stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on October 26, 2001 (the "Record Date") will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 7,241,200 shares of Common Stock and no shares of the Company's preferred stock, $0.001 par value, outstanding and entitled to vote. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

          All stockholders entitled to vote at the Annual Meeting may cumulate the votes in the election of directors. With cumulative voting, each stockholder is entitled to a number of votes as shall equal the number of votes which the stockholder would be entitled to cast for the election of directors multiplied by the number of directors to be elected by the stockholders, and each stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as the stockholder may see fit. In order to cumulate votes, stockholders must attend the meeting and vote in person or make arrangements with their own proxies. Otherwise, the proxies solicited by the Board of Directors confer discretionary authority in the proxy holders to cumulate votes so as to elect the maximum number of nominees.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

          Currently, there are five (5) members of the Board of Directors, including Emil Youssefzadeh, Frank T. Connors, Dr. Ernest U. Gambaro, Louis B. Horwitz and K.C. Schaaf. Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five
(5) nominees named below.

          If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

          Under Delaware law, the five (5) nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

          The names and certain information concerning the five (5) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

          Name                             Age         Position with the Company
          --------------------------      -----        --------------------------------
          Frank T. Connors                 67          Chairman of the Board
          Emil Youssefzadeh                49          President, Chief Executive Officer and Director
          Dr. Ernest U. Gambaro            63          Director
          Louis B. Horwitz                 73          Director
          K.C. Schaaf                      53          Director

          Frank T. Connors, 67, has been a director of the Company since June 1988, and served as its Chairman of the Board of Directors since September 1999 and from June 1988 to September 1993, and as its Chief Executive Officer from June 1988 to January 1991. From March 1999 to September 1999, Mr. Connors served as acting President of the Company. From January 1998 to January of 1999, Mr. Connors served as President of Direc-To-Phone International, Inc., now SkyOnline, Inc., the Company's former majority-owned services subsidiary. From October 1994 to January 1998, Mr. Connors was Executive Vice President of the Company. From December 1982 to January 1988, Mr. Connors was the Chief Executive Officer of Doelz Networks, a manufacturer of packet switching equipment. From 1979 to 1981, Mr. Connors was Group Vice President of Northern Telecom's Computer Systems Group. Mr. Connors is currently a director of DISC, Inc. (NASDAQ NMS: DCSC; DCSCW), an optical computer storage manufacturing company located in Northern California, and SkyOnline, Inc.

          Emil Youssefzadeh, 49, is the founder of the Company and has been a director of the Company since January 1982. He has served as the Company's Chief Executive Officer from January 1982 to June 1988 and since January 1991. Mr. Youssefzadeh has also served as President of the Company from January 1982 to January 1998 and since September 1999. From January 1979 until founding the Company, Mr. Youssefzadeh was a satellite research engineer with Hughes Aircraft Company where his projects included design of satellite communications systems and satellite earth stations. He also was a member of the team for communications system engineering for the Intelsat VI spacecraft.

          Dr. Ernest U. Gambaro, 63, has been a director of the Company since March 1997. In 1988, Dr. Gambaro directed the formation of Infonet Services Corp. (NYSE: IN), a provider of cross-border managed data communications services to multinational corporations worldwide, and served as its Senior Vice President, General Counsel and Secretary until his retirement in October 2000. Prior to 1988, Dr. Gambaro was Assistant General Counsel for Computer Sciences Corporation, focusing on the company's international, acquisition and divestiture activities. Between 1962 and 1975, Dr. Gambaro directed programs at The Aerospace Corporation relating to the conceptual definition and implementation of advanced technology systems for space.

          Louis B. Horwitz, 73, has been a director of the Company since November 2000. From 1976 through 1999 he was Chairman of the Board of Directors of Datum, Inc. (NASDAQ NM: DATM) and was its President and Chief Executive Officer from 1976 through April 1998. Datum, Inc. designs, manufactures and markets a wide variety of high performance time and frequency products used in telecommunications networks. Prior to joining Datum, Mr. Horwitz was an independent management consultant and Executive Vice President of Xerox Data Systems.

          K.C. Schaaf, 53, has been a director of the Company since November 2000. He is a founding partner of the law firm Stradling Yocca Carlson & Rauth, counsel to the Company. He specializes in corporate finance, securities, mergers and acquisitions and technology law. Mr. Schaaf received a B.S.E.E. degree, with Special Honors, from the University of Colorado at Boulder in 1970 and a J.D. degree from the Stanford University Law School in 1973.

Other Executive Officers and Key Employees

          Joseph J. Wallace, 41, has been Vice President-Finance and Chief Financial Officer of the Company since March 1997. From April 1994 to March 1997, Mr. Wallace was Corporate Controller of MAI Systems Corporation, a publicly held worldwide provider of total information system solutions. From 1990 to 1993, Mr. Wallace was Controller and Chief Financial Officer of Simmons Magee, PLC, a British based value added reseller of computer products and services.

          James R. Luecke, 44, rejoined the Company in August 2000 as Chief Technology Officer (CTO). From January 1999 to August 2000, he was Vice President of Technology with WirelessHome, Inc. and was responsible as chief systems engineer for the development of a CDMA-based, point-to-multipoint broadband wireless system used for Internet access. From March 1993 until January 1999, Mr. Luecke held various positions with the Company, including Corporate Chief Scientist and was responsible as lead systems engineer, for the development of the Company's telephony products, including Subscriber Earth Station (SES). Mr. Luecke has authored/co-authored 14 IEEE conference publications, has five patents (two pending), and has over 22 years experience in the wireless industry, primarily dealing with satellite communications systems and modem equipment.

          Gary Russell, 41, has been Vice President of Development since he joined the Company in January 2001. From May 2000 to December 2000, Mr. Russell was Vice president of Operations at WirelessHome, Inc., a Company involved in point-to-point broadband wireless systems used for Internet access. From 1995 to May 2000, Mr. Russell was Vice President of Product Development and Director of Product Planning for Magellan Corporation (a subsidiary of Orbitel Sciences), where he was responsible for product marketing and execution of the consumers GPS product line. Mr. Russell has also held positions with AirTouch Teletrac and Hughes Aircrafts Ground Systems.

          Bernd Steinebrunner, 37, has been Vice President, Product Management and Sales Engineering since he joined the Company in September 1999. Prior to joining the Company, Mr. Steinebrunner spent 11 years at Bosch Telecom GmbH in Germany, where he held several positions including Supervisor of the Proposal Management Team.

          Renato Goncalves Dias, 49, joined the Company in 1994 and has been Vice President for Latin American Sales since July 1999. From 1994 to July 1999, Mr. Dias held several positions with the Company, including Cellular Chief Engineer and Director of System Test. Prior to joining the Company, Mr. Dias held positions in several Brazilian firms including SID Telecon, where he was a Cellular System Engineering Manager, and Avionics Systems, where he was a Commercial Manager in charge of sales of on-board avionics for commercial and military aircraft.

          David Bredendick, 34, joined the Company in 1996 and has served as its Vice President, Business Development since February 2000, and Regional Director, Asia from February 1996 to February 2000. Prior to joining the Company, Mr. Bredendick worked as a business development manager and system engineer at McDonnell Douglas.

          Gregg Mead, 52, joined the Company in August 2000 as Vice President Manufacturing. From July 2000 until August 2001, he was Vice President, Manufacturing Operations for DigiScents, a start up company directed at introducing scents recognition interactively into computer games and other data exchanges. From 1998 through June 2000, Mr. Mead was Vice President of Operations for Excelsior Manufacturing, Inc., a contract manufacturer offering full turnkey services. From 1995 to 1998, he was Director of Operations of Peninsula Wireless Communications, a manufacturer of repeaters, micro-cells and RF communications products. Mr. Mead has also held positions with Logistix Inc. and Code-a-Phone, Inc.

Certain Relationships and Related Transactions

          In March 1998, the Company entered into a product supply agreement with SkyOnline pursuant to which the Company is required to offer SkyOnline certain products at agreed prices. Claude Burgio, a member of the Company's Board of Directors from September 1999 until November 2000 is SkyOnline's Chief Executive Officer and Chairman of the Board.

          In May 2000, the Company entered into an Investment and Consulting Agreement with Zavareh LLC, a limited liability company owned by Dr. Mark Shahriary, a director of the Company from February 2000 to October 2000, whereby Zavareh was to provide advice to the Company for up to 2 years in consideration for the Company issuing 100,000 shares of common stock with a fair value of $400,000 to Zavareh LLC and reimbursing Zavareh for out-of-pocket expenses of $3,000 per month. This contract was terminated in November 2000 and Mr. Shahriary currently owes the Company approximately $300,000 for such shares of common stock. The Company expensed $100,000 for the services performed in the period between May 2000 and November 2000.

          In July 2000, the Company entered into a License Agreement with BroadEdge, Inc., a satellite-based broadband provider offering high quality streaming media content, pursuant to which the Company granted to BroadEdge an exclusive license to use certain intellectual property of the Company for a period of ten years. In exchange for the license, the Company received 1,000,000 shares of the Common Stock of BroadEdge, or approximately 10% of its capital stock. Mr. Youssefzadeh is the founder, a member of the Board of Directors and a 70% stockholder of BroadEdge. In addition, Infonet Services Corp. is a significant stockholder in BroadEdge and Mr. Gambaro was the Senior Vice President, General Counsel and Secretary of Infonet through October 2000. The License Agreement and the purchase of shares of BroadEdge were approved by a majority of the disinterested directors of the Company. It is possible that the Company and BroadEdge may have common customers in the future, although the Company's main focus will be the supply of equipment, while BroadEdge will pursue service opportunities. The Company and BroadEdge have adopted a policy that BroadEdge shall not provide any products or services to any existing or prospective customer of the Company unless the opportunity is waived by the Company. In addition, any transaction between the Company and BroadEdge would be independently approved.

          During 2000, the Company recognized revenues of approximately $29,000 from BroadEdge and paid expenses that were fully reimbursable by BroadEdge of approximately $35,000.

Board Meetings and Attendance

          The Board of Directors of the Company held thirteen (13) meetings during the fiscal year ended December 31, 2000. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served. There are no family relationships among any of the directors or executive officers of the Company.

Committees of the Board of Directors

       The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Audit Committee is presently comprised of three (3) directors selected by the Board of Directors of the Company. The members of the Audit Committee are Mr. Louis B. Horwitz, Dr. Ernest Gambaro and Mr. Frank T. Connors. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company's independent accountants. The Audit Committee held five (5) meetings during the fiscal year ended December 31, 2000.

       The Compensation and Stock Option Committee is presently comprised of three (3) directors selected by the Board of Directors of the Company. The members of the Compensation and Stock Option Committee are Dr. Gambaro, Mr. Connors and Mr. Horwitz. The functions of the Compensation and Stock Option Committee include advising the Board of Directors on officer and employee compensation and administering the Company's stock option plans. The Board of Directors, based on input from the Compensation and Stock Option Committee, establishes the annual compensation rates for the Company's executive officers. The Compensation and Stock Option Committee held seven (7) meetings during the fiscal year ended December 31, 2000.

       The Board of Directors does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

Compensation of Executive Officers

The following table sets forth compensation received for the three years ended December 31, 2000, by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company serving at December 31, 2000 (collectively, the "Named Executive Officers"):

                              Annual Compensation

Name and Principle Position                    Year      Salary ($)     Bonus ($)      Other ($)       Awards Options (#)
---------------------------                    ----      ----------     ---------      ---------       ------------------
Emil Youssefzadeh.........................     2000        265,382           0         33,020/(4)/          200,000
 President and                                 1999        299,905           0         33,020/(4)/                0
 Chief Executive Officer                       1998        310,574           0         33,020/(4)/                0

Joseph Wallace............................     2000        155,916           0          1,487/(5)/                0
 Vice President, Finance &                     1999        148,700           0          1,600/(5)/           40,000
 Chief Financial Officer                       1998        149,811      30,000/(3)/         0                     0

James R. Luecke /(1)/.....................     2000         51,923           0              0                25,000
 Chief Technology Officer                      1999         15,705           0          1,404/(5)/                0
                                               1998        140,423           0              0                     0

Renato Goncalves Dias.....................     2000        130,000           0            700/(5)/                0
 Vice President,                               1999        125,000           0          1,300/(5)/           23,000
 Latin American Sales                          1998        124,283       8,000              0                     0/(6)/

Bernd Steinebrunner /(2)/.................     2000        103,196           0            208/(5)/                0
 Vice President, Product Management            1999         34,102           0              0                20,000
 & Sales Engineering

_________________________
(1) Mr. Luecke was employed by the Company through January 1, 1999. He rejoined the Company in August 2000 with an annual base salary of $150,000.
(2)    Mr. Steinebrunner commenced employment with the Company in September
       1999.

(3) Represents bonus paid in connection with the sale of substantially all of the assets of Telecom Multimedia Systems, Inc., the Company's subsidiary, to Inter-Tel, Incorporated in June 1998.
(4) Amounts represent automobile allowance and expenses paid by the Company for the benefit of Mr. Youssefzadeh.
(5)    Amounts represent Company matches under the Company's 401k plan.
(6) During 1998, Mr. Dias was granted options to purchase 14,400 shares of common stock of SkyOnline, Inc., the Company's then majority-owned subsidiary.

                       Option Grants in Last Fiscal Year

       The following table sets forth information concerning individual grants of STM Wireless, Inc. stock options made during the fiscal year ended December 31, 2000, to each of the Named Executive Officers:

                                                                                                      Potential Realizable
                                                  % Total                                               Value at Assumed
                                                  Options                                               Annual Rates of
                             Options             Granted to        Exercise                               Stock Price
                             Granted             Employees           Price       Expiration             Appreciation for
Name                          (No.)          In Fiscal Yr./(1)/    ($/share)      Date/(2)/            Option Term/(3)/
-------------------------     -----          ------------------    ---------      --------              ----------------
                                                                                                        5% ($)    10% ($)
                                                                                                        ------    -------
Emil Youssefzadeh........    200,000/(4)/            60%            $4.250        12/07/10             $534,480  $1,354,645
James R. Luecke..........     20,000/(5)/             6%             6.125         8/21/10               77,028     195,228

___________
(1) Options to purchase an aggregate of 330,700 shares of Common Stock were granted to employees, including the Named Executive Officers, during the year ended December 31, 2000.
(2) Options granted have a term of ten years, subject to earlier termination on certain events related to termination of employment or service to the Company.
(3) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term.
(4) Options vest 20% three months from the date of grant and in equal quarterly installments over the following four years.
(5) Options vest 25% on each anniversary of the date of grant until fully vested.

       The following table sets forth information concerning exercises of stock options during the fiscal year ended December 31, 2000, by each of the Named Executive Officers and the year-end value of unexercised options:

                                                                                            Values of
                                                     Number of                             Unexercised
                                                    Unexercised                            In-the-Money
                                                 Options at Fiscal                          Options at
                                                     Year End                            Fiscal Year End
                                                   Exercisable/                            Exercisable/
Name                                               Unexercisable                         Unexercisable/(1)/
----                                             -----------------                       ------------------
Emil Youssefzadeh....................              10,000/200,000                           $        0/$0
Joseph Wallace.......................               28,750/36,250                           $1,875/$5,625
James R. Luecke......................                    0/20,000                           $        0/$0
Renato Goncalves Dias................               15,750/22,250                           $1,390/$4,171
Bernd Steinebrunner..................                5,000/15,000                           $        0/$0

(1) Value is based on fair market value of Common Stock as of December 31, 2000 stock market close minus the exercise price or base price of "in-the-money" options. The closing sales price for the Company's Common Stock as of December 31, 2000 on the NASDAQ Stock Market was $2.9375.

Directors' Fees

     Each of the outside directors receives an annual retainer at the rate of $15,000 for services rendered in his capacity as a director of the Company, except for Mr. Connors who received $48,000 for his services as Chairman and Mr. K.C. Schaaf who waived any fees for his services. In addition, the Non-Employee Stock Option Plan was amended in December 2000, such that all directors are granted 50,000 options to purchase shares upon joining the Board of Directors, which vest 20% on the date that is three months from the date of grant and in equal quarterly installments over the following four years, but which have certain acceleration rights if the Company meets its financial targets for any given year. Prior to the amendment to the Non-Employee Stock Option Plan, directors received an option to purchase 20,000 shares upon joining the Board of Directors. Accordingly, during 2000, Mr. Connors received $48,000 and an option to purchase 50,000 shares; Mr. Gambaro received $15,000 and an option to purchase 50,000 shares; and Mr. Horwitz received $2,500 and an option to purchase 55,000 shares for their services as outside directors of the Company. The Company's outside directors were also reimbursed for expenses incurred for meetings of the Board of Directors, which they attended.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Based solely upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, executive officers and any persons holding 10% or more of the Company's common stock with respect to the Company's year ended December 31, 2000, were satisfied, except as follows:
Mr. Youssefzadeh was late in filing Form 4 with respect to the purchase of 3,000 shares of the Company's common stock and the disposition by way of a gift of 10,000 shares of the Company's common stock; Mr. Horwitz was late in filing a Form 3 with respect to becoming a director of the Company and a Form 4 with respect to the purchase of 5,000 shares of the Company's common stock; Mr. Luecke was late in filing a Form 3 with respect to becoming an officer of the Company; and Dr. Mark Shahriary, a former director of the Company, failed to file a Form 4 with respect to the disposition of 25,000 shares of the Company's common stock.

Security Ownership of Management and Certain Beneficial Owners

     Set forth below is certain information as of the Record Date regarding the beneficial ownership of the Company's common stock by (i) any person who was known by the Company to own more than 5% of the voting securities of the Company, (ii) each of the directors, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Company's Common Stock listed below have sole investment and voting power with respect to such shares, subject to applicable community property laws.

               Five Percent Shareholders, Directors,
                    Named Executive Officers and                        Amount and Nature of
            Directors  and Executive Officers as a Group                Beneficial Ownership     Percent of Class
            --------------------------------------------                --------------------     ----------------
Emil Youssefzadeh/(1)/..............................................          1,164,922                15.9%
  STM Wireless, Inc.
  One Mauchly
  Irvine, California 92618

Dimensional Fund Advisors, Inc./(2)/................................            446,400                 6.2%
  1299 Ocean Avenue, 11/th/ Floor
  Santa Monica, California  90401

Frank T. Connors./(3)/..............................................            225,580                 3.1%

Dr. Ernest U. Gambaro/(4)/..........................................             42,500                   *

Louis B. Horwitz/(5)/...............................................             27,500                   *

               Five Percent Shareholders, Directors,
                    Named Executive Officers and                        Amount and Nature of
            Directors  and Executive Officers as a Group                Beneficial Ownership     Percent of Class
            --------------------------------------------                --------------------     ----------------
Joseph Wallace/(6)/.................................................             45,000                   *

Renato Goncalves Dias/(7)/..........................................             24,000                   *

Bernd Steinebrunner/(8)/............................................             10,000                   *

James R. Luecke.....................................................              5,000                   *

K.C. Schaaf.........................................................                  0                   *

All directors and executive officers as a group
(10 persons) /(1) (3) (4)(5)(6)(7)(8)/..............................          1,552,002                20.5%

_____________
  * Less than 1%

(1) Includes 244,020 shares held by Shafigh Youssefzadeh, who is a brother of Emil Youssefzadeh, for which Emil Youssefzadeh has voting rights. Accordingly, Emil Youssefzadeh is deemed to share beneficial ownership of these shares. Further, includes 92,500 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.
(2) According to a report filed with the Securities and Exchange Commission, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over 446,400 shares of common stock of the Company that are owned by the Funds. All such securities are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.
(3) Inclusive of 67,500 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.
(4) Inclusive of 42,500 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.
(5) Inclusive of 22,500 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.
(6) Inclusive of 45,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.
(7) Inclusive of 24,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.
(8) Inclusive of 10,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

Report of the Compensation and Stock Option Committee

       The following report is submitted by the Compensation and Stock Option Committee of the Board of Directors with respect to the executive compensation policies established by the Compensation and Stock Option Committee and recommended to the Board of Directors and compensation paid or awarded to executive officers for the fiscal year ended December 31, 2000.

       The Compensation and Stock Option Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of the Company's senior management and recommends new employee benefit plans and changes to existing plans to the Company's Board of Directors. The Compensation and Stock Option Committee of the Company's Board of Directors consists of three members. During the year ended

December 31, 2000, Dr. Gambaro, Mr. Claude Burgio and Mr. Connors were members of the Compensation and Stock Option Committee until the annual meeting of the stockholders of the Company in November 2000. Following the annual meeting of the stockholders of the Company, the Compensation and Stock Option Committee was comprised of Dr. Gambaro, Mr. Connors and Mr. Horwitz.

Compensation Policies and Objectives
------------------------------------

     In establishing and evaluating the effectiveness of compensation programs for executive officers and other employees of the Company, the Compensation and Stock Option Committee is guided by three basic principles:

     . The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

     . Annual executive compensation in excess of base salaries should be tied to individual and Company performance.

     . The financial interests of the Company's executive officers should be aligned with the financial interest of the stockholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company's Common Stock.

     Salaries and Employee Benefit Programs. In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries, and health care and other employee benefit programs, to its executives and other key employees that are comparable to those offered to persons with similar skills and responsibilities by competing businesses in the local geographic area.

     In recommending salaries for executive officers, the Compensation and Stock Option Committee (i) reviews the historical performance of the executives and
(ii) informally reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered by competing businesses that are comparable to the Company in terms of size, revenue, financial performance and industry group. Many, though not all, of these competing businesses, that have securities which are publicly traded, are included in the S&P Communication--Equipment Manufacturer Index used in the Stock Performance Graph below. Another factor which is considered in recommending salaries of executive officers is the cost of living in Southern California where the Company is headquartered, as such cost generally is higher than in other parts of the country.

     In order to retain qualified management personnel, the Company has followed the practice of seeking to promote executives from within the Company whenever practicable. The Board of Directors believes that this policy enhances employee morale and provides continuity of management. Typically, modest salary increases are made in conjunction with such promotions.

     Performance-Based Compensation. The Board of Directors believes that the motivation of executives and key employees increases as the market value of the Company's Common Stock increases. Nevertheless, the Company provides a merit bonus in cash or stock options to executives and key employees which is dependent on the Company's achievements and the direct contributions made by each executive and other key employees. Accordingly, at the beginning of each fiscal year, the Company establishes short term and long term plans, and at the end of the fiscal year, the collective and individual contributions of the executives to the Company's achievements are evaluated. Cash bonuses are awarded if the Company achieves or exceeds the earnings goal established for the fiscal year and are limited, subject to extraordinary exceptions, to amounts ranging from five percent (5%) to fifty percent (50%) of an executive's base salary.

     The earnings goal is established on the basis of the annual operating plan developed by management and approved by the Board of Directors. The annual operating plan, which is designed to maximize profitability within the constraints of economic and competitive conditions, some of which are outside the control of the Company, is developed on the basis of (i) the Company's performance for the prior fiscal year; (ii) estimates of sales revenue for the plan year based upon recent market conditions, trends and competition and other factors which, based on historical experience, or expected to affect the level of sales that can be achieved; (iii) historical operating costs and cost savings that management believes can be realized; (iv) competitive conditions faced by the Company; and (v) additional expenditures beyond prior fiscal years in expansion or research and development toward growth of the Company's business in future fiscal years. By taking all of these factors into account, including market conditions, the earnings goal in the annual operating plan is determined.

     In certain instances, bonuses are awarded not only on the basis of the Company's overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for any executive's efforts in achieving greater than anticipated cost savings, or completing a new product on target.

     As a result of this performance-based merit bonus program, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, may increase in those years in which the Company's profitability increases.

     Stock Options and Equity-Based Programs. In order to align the financial interests of executive officers and other key employees with those of the stockholders, the Company grants stock options to its executive officers and other key employees on a periodic basis, taking into account the size and terms of previous grants of equity-based compensation and stock holdings in determining awards. Stock option grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of the Company's Common Stock, which directly benefit all stockholders. Moreover, the Compensation and Stock Option Committee generally has followed the practice of granting options on terms, which provide that the options become exercisable in cumulative annual installments, generally over a three to five-year period. The Compensation and Stock Option Committee believes that this feature of the option grants not only provides an incentive for executive officers to remain in the employ of the Company, but also makes longer-term growth in share prices important for the executives who receive stock options.

Fiscal Year 2000 Compensation
------------------------------

     The salaries of the Named Executive Officers increased over the salaries paid in fiscal 1999, primarily as a result of the greater competitive environment in which the Company operates. Since the Company did not meet the earnings goals established for the year, no bonus payments were made to any of the Named Executive Officers for the year ended December 31, 2000.

     The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 2001 will exceed the $1 million limit per officer. The Company's Incentive Stock Option, Non-Qualified Stock Option and Restricted Stock Purchase Plan--1992 is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                              The Compensation Committee of the
                              Board of Directors

                              Dr. Ernest U. Gambaro
                              Frank T. Connors
                              Louis B. Horwitz

Report of the Audit Committee

     The Audit Committee of the Board has furnished the following report with respect to the Company's audited financial statements for the year ended December 31, 2000:

     The Board has adopted a written charter for the Audit Committee (the "Audit Committee Charter"), which is included as Appendix A to this Proxy Statement.

     The Board has determined that each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers except Mr. Connors, where it was deemed by the Board to be in the best interest of the Company and its stockholders for Mr. Connors to be a member of the Audit Committee. Mr. Connors does not meet the definition of independence because he was the President of the Company from March 1999 to September 1999 and the President of SkyOnline, Inc., the Company's former majority owned subsidiary, from January 1998 to January 1999. The Board has determined, in its business judgment, that Mr. Connors' former relationship with the Company does not interfere with his ability to exercise independent judgment. The Board is currently conducting a search for additional independent directors.

     As noted in the Audit Committee Charter, management is responsible for preparing the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

     The Audit Committee has reviewed and discussed the audited financial statements with the Company's management and the independent auditors.

     The Audit Committee has discussed with the independent auditors, KPMG LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committees.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of receiving nonaudit services from the independent auditors with maintaining the independent auditors' independence, and has discussed with the independent auditors their independence from the Company.

     The Audit Committee has also considered whether the services and fees of KPMG LLP other than those rendered in connection with the annual audit and quarterly interim reviews of the Company's financial statements are compatible with maintaining the independence of KPMG LLP. The services and fees of KPMG LLP for 2000 were:


                         .    Audit Fees - $121,000
                         .    Financial Information Systems Design and
                              Implementation Fees - $0
                         .    All Other Fees - $73,000

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                   The Audit Committee of the Board of Directors


                                   Louis B. Horwitz
                                   Dr. Ernest U. Gambaro
                                   Frank T. Connors

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Company's Board of Directors consists of three members. During the year ended December 31, 2000, Mr. Connors, Dr. Gambaro and Mr. Burgio were members of the Compensation Committee until the annual meeting of the stockholders of the Company in November 2000. Following the annual meeting of the stockholders of the Company, the Compensation Committee was comprised of Dr. Gambaro, Mr. Connors and Mr. Horwitz. Mr. Connors served as acting President of the Company from March 1999 to September 1999 and President of SkyOnline from January 1998 to January 1999.

Stock Performance Graph

     Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the S&P Communications-Equipment/Manufacturer Index and the NASDAQ Stock Market -- US Index for the period commencing December 31, 1995 and ended on December 31, 2000.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG STM WIRELESS INC, THE NASDAQ STOCK MARKET (U.S.) INDEX,
                  AND THE S&P COMMUNICATIONS EQUIPMENT INDEX

                             [GRAPH APPEARS HERE]

                                                           Cumulative Total Return
                                            ------------------------------------------------------
                                              12/95    12/96    12/97    12/98    12/99    12/00


STM WIRELESS, INC.                           100.00    36.36    44.16    24.68    34.42    15.26
NASDAQ STOCK MARKET (U.S.)                   100.00   123.03   150.68   212.46   394.82   237.37
S & P COMMUNICATIONS EQUIPMENT               100.00   117.12   152.59   268.78   590.25   258.09

                * $100 INVESTED ON 12/31/95 IN STOCK OR INDEX-
                INCLUDING REINVESTMENT OF DIVIDENDS.
                FISCAL YEAR ENDING DECEMBER 31.

                                 PROPOSAL TWO

                   ADOPTION OF THE 2002 STOCK INCENTIVE PLAN

Description of the 2002 Stock Incentive Plan

     The Board of Directors of the Company adopted the 2002 Stock Incentive Plan (the "2002 Plan") on November 2, 2002 which, subject to the approval of the Company's stockholders, will be effective on January 1, 2002. The following is a summary of the principal features of the 2002 Plan, but the summary is qualified in its entirety by reference to the 2002 Plan itself, a copy of which is attached hereto as Appendix B.

     The 2002 Plan authorizes the issuance of up to five hundred thousand (500,000) shares of Common Stock pursuant to its terms, subject to adjustment in the number and kind of shares in the event of stock splits, stock dividends and other similar changes in the capital structure of the Company. The purpose of the 2002 Plan is to enhance the Company's ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers, and to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company.

Administration

     The 2002 Plan may be administered by either the Board of Directors or a committee consisting of two (2) or more members of the Board appointed by the Board (the Board and the Committee are hereinafter referred to as the "Administrator"). Subject to the provisions of the 2002 Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the 2002 Plan.

     The Board may from time to time alter, amend, suspend or terminate the 2002 Plan in such respects as the Board may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted stock purchase agreement theretofore granted to such person without his or her consent. Unless previously terminated by the Board, the 2002 Plan will terminate on January 1, 2012.

Eligibility

     Incentive Stock Options. Officers and other employees of the Company or of any parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired (an "Affiliated Company") (including directors if they also are employees of the Company or an Affiliated Company), as may be determined by the Administrator, who qualify for incentive stock options under the applicable provisions of the Code, will be eligible for selection to receive incentive options under the 2002 Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or rights to purchase restricted stock if the Administrator so determines. A participant may not be granted options or rights to purchase restricted stock in any one calendar year pursuant to which the number of shares of Common Stock that may be acquired exceeds 250,000 shares. No incentive stock options may be granted to an optionee under the 2002 Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 2002 Plan exceeds $100,000.

     Nonqualified Options and Restricted Stock. Officers and other employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company) and other service providers will be eligible to receive nonqualified options and rights to purchase restricted stock under the 2002 Plan. An individual who has been granted a nonqualified option or right to purchase restricted stock may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or rights to purchase if the Administrator so determines.

Vesting and Exercise

     Incentive Stock Options. The exercise price of incentive stock options must at least be equal to the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). Payment of the exercise price may be made, in the discretion of the Administrator, by (i) cash, (ii) check, (iii) delivery of shares of the Company's Common Stock, (iv) delivery of a full recourse promissory note, (v) cancellation of indebtedness, (vi) waiver of compensation due, (vii) a "same day sale" or "margin" commitment from the optionee, or (viii) any combination of the foregoing methods or any other consideration or method of payment permitted by applicable corporate law. The Administrator has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding Common Stock). Options are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

     Nonqualified Options. The exercise price of nonqualified options must be at least 85% of the fair market value of a share of Common Stock on the date such option is granted. Payment of the exercise price may be made, in the discretion of the Administrator, by (i) cash, (ii) check, (iii) delivery of shares of the Company's Common Stock, (iv) delivery of a full recourse promissory note, (v) cancellation of indebtedness, (vi) waiver of compensation due, (vii) a "same day sale" or "margin" commitment from the optionee, or (viii) any combination of the foregoing methods or any other consideration or method of payment permitted by applicable corporate law. The Administrator has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options must expire no later than ten years from the date of grant. Options are nontransferable, unless such transfer is approved by the Administrator and permitted under the Internal Revenue Code.

     Restricted Stock. The purchase price of restricted stock shall be determined by the Administrator (provided that such purchase price shall be at least the fair market value for shares issued to the Chief Executive Officer of the Company and the four other individuals that are the highest compensated officers of the Company for the relevant tax year). Payment of the purchase price may be made, in the discretion of the Administrator, by (i) cash, (ii) check, (iii) delivery of shares of the Company's Common Stock, (iv) delivery of a promissory note, (v) cancellation of indebtedness, (vi) waiver of compensation due, or (vii) any other method of payment as shall be permitted by applicable corporate law. The Administrator has the authority to determine the time or times at which the restricted stock vests.

     Change in Control. Unless otherwise provided in an option agreement, the vesting of all options granted under the 2002 Plan will accelerate and the repurchase rights with respect to restricted stock will terminate automatically upon a change in control (as defined in the 2002 Plan) effective as of immediately prior to the consummation of the change in control unless the options or restricted stock are to be assumed by the acquiring or successor entity (or parent thereof) or new options or restricted stock of comparable value are to be issued in exchange therefor or the options or restricted stock granted under the 2002 Plan are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives under a new incentive program containing such terms and provisions as the Administrator in its discretion may consider equitable.

New Plan Benefits

     The Board of Directors believes that the benefits or amounts that will be received by any participant under the 2002 Plan cannot be determined. The Board of Directors also believes that the benefits or amounts that would have been received by any person or group of persons under the 2002 Plan in fiscal year ended December 31, 2000, if the 2002 Plan had been in effect during that period, cannot be determined.

Summary of United States Income Tax Consequences

     The following is a summary of certain United States Federal income tax consequences of participation in the Company's 2002 Plan. The summary should not be relied upon as being a complete statement. United States tax laws are complex and subject to change. Moreover, participation in the 2002 Plan may also have consequences under state and local tax laws, as well as foreign tax laws, which may vary from the United States Federal income tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

     Incentive Options. No taxable income will be recognized by a participant under the 2002 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive option also may result in an "item of adjustment" for purposes of the "alternative minimum tax."

     If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the participant in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the participant in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant as a result of the disqualifying disposition.

     If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon a participant's death, a mere pledge or hypothecation, or a transfer into the name of the participant and another person as joint tenants.

     Section 55 of the Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

     A participant who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the participant's regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the participant has a regular tax liability.

     Under the 2002 Plan, the Administrator may permit a participant to pay the exercise price of an incentive option by delivering shares of Common Stock of the Company already owned by the participant, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the participant on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the participant, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the participant upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the participant's basis and holding period in the old shares. The balance of the shares received by the participant upon exercise of the option will have a tax basis equal to any cash paid by the participant, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

     Nonqualified Options. No taxable income is recognized by a participant upon the grant of a nonqualified option. Upon exercise, however, the participant will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the participant's current compensation. If such compensation is insufficient to pay the taxes due, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, provided certain reporting requirements are satisfied.

     If the exercise price of a nonqualified option is paid by the participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the participant as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the participant on the already-owned shares exchanged (however, the participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the participant equal in number to the old shares exchanged will have the same tax basis and holding period as the participant's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the participant plus the amount of income recognized by the participant as a result of such exercise, and will have a holding period commencing with the date of exercise.

     Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the participant's basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

     Restricted Stock. The receipt of restricted stock will not result in a taxable event to the participant until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than 30 days after the date of transfer.

     If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the participant's current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

Tax Withholding.

     Under the 2002 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy United States Federal, state and local tax withholding requirements with respect to any options exercised or restricted stock issued under the 2002 Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

Required Vote and Recommendation of the Board of Directors

     Adoption of the 2002 Stock Incentive Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote. Proxies solicited by management for which no specific direction is included will be voted "FOR" the adoption of the 2002 Stock Incentive Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 2002 STOCK INCENTIVE PLAN.

                                PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2001, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     KPMG LLP has audited the Company's financial statements annually since fiscal year 1991. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the 2002 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than July 7, 2002 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

     In addition, Rule 14a-4(c) provides that if a proponent of a proposal fails to notify the company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's 2002 Annual Meeting of Stockholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by September 20, 2002, the management proxies will be allowed to use their discretionary authority as outlined above.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                   By Order of the Board of Directors

                                   /s/
                                   Emil Youssefzadeh
                                   President and Chief Executive Officer
November 6, 2001

     The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2000 is being mailed concurrently with this Proxy Statement to all stockholders of record as of October 26, 2001. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, STM WIRELESS, INC., ONE MAUCHLY, IRVINE, CALIFORNIA 92618.

                                  Appendix A

                            AUDIT COMMITTEE CHARTER

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community and others, relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company.

Organization

The audit committee shall review and reassess the charter at least annually.
The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee and at least one member shall have accounting or related financial management expertise.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The committee may supplement these processes, as appropriate.

 .    The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to stockholders' approval.

 .    The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors, the adequacy and effectiveness of the accounting and financial controls and other related matters. Further, the committee shall meet separately with the independent auditors, with or without management present, to discuss the results of their examinations.

 .    The committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

 .    The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

 .    The audit committee will report to stockholders that it has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and that based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

          While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management.

                                  Appendix B

                              STM WIRELESS, INC.
                           2002 STOCK INCENTIVE PLAN

     This 2002 STOCK INCENTIVE PLAN (the "Plan") is hereby established and adopted as of January 1, 2002 (the "Effective Date") by STM Wireless, Inc., a Delaware corporation (the "Company").

                                   ARTICLE 1

                             PURPOSES OF THE PLAN

     1.1 Purposes. The purposes of the Plan are (a) to enhance the Company's ability to attract, motivate and retain the services of qualified employees, officers, directors, consultants and other service providers (to the extent qualifying under Article 3 hereof) upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2

                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1 "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2 "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.3  "Board" means the Board of Directors of the Company.

     2.4 "Change in Control" shall mean (i) the acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving or acquiring entity immediately after such merger or consolidation; (iii) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iv) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.6 "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

     2.7 "Common Stock" means the Common Stock, $0.001 par value, of the Company, subject to adjustment pursuant to Section 4.2 hereof.

     2.8 "Covered Employee" means the Chief Executive Officer of the Company (or the individual acting in such capacity) and the four (4) other individuals that are the highest compensated officers of the Company for the relevant taxable year for whom total compensation is required to be reported to shareholders under the Exchange Act.

     2.9  "Disability" means permanent and total disability as defined in
Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.10 "Effective Date" means January 1, 2002, which is the date on which the Plan was adopted by the Board.

     2.11 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     2.12 "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.13 "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

          (a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is quoted.

          (b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

          (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.14 "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     2.15 "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

     2.16 "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

     2.17 "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

     2.18 "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

     2.19 "Option" means any option to purchase Common Stock granted pursuant to the Plan.

     2.20 "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.21 "Optionee" means a Participant who holds an Option.

     2.22 "Participant" means an individual or entity who holds an Option or Restricted Stock under the Plan.

     2.23 "Purchase Price" means the purchase price per share of Restricted
Stock.

     2.24 "Repurchase Right" means the right of the Company or any successor entity to repurchase Unvested Shares of Restricted Stock pursuant to Section 6.5.

     2.25 "Restricted Stock" means shares of Common Stock issued pursuant to
Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

     2.26 "Service Provider" means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.

     2.27 "Stock Purchase Agreement" means the written agreement entered into between the Company and a Participant with respect to the purchase of Restricted Stock under the Plan.

     2.28 "10% Stockholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   ARTICLE 3

                                  ELIGIBILITY

     3.1 Incentive Options. Subject to Section 3.4, only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

     3.2 Nonqualified Options and Restricted Stock. Subject to Section 3.4, employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or acquire Restricted Stock under the Plan.

     3.3 Limitation on Shares. In no event shall any Participant be granted Options in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds two hundred fifty thousand (250,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

     3.4 Restrictions. Notwithstanding Sections 3.1 and 3.2 above or any other provision of this Plan to the contrary, in the event stockholder approval of the Plan is required to issue Options or Restricted Stock to any officer or director of the Company pursuant to the rules and regulations governing Nasdaq or any stock exchange on which the Company's shares are traded, then no director or officer of the Company or any Affiliated Company shall be eligible to receive an Option or acquire Restricted Stock, or any right to receive the same, pursuant to this Plan unless and until this Plan has been approved by a majority of the shares present and entitled to vote at a meeting of the Company's stockholders.

                                   ARTICLE 4

                                  PLAN SHARES

     4.1 Shares Subject to the Plan. The number of shares of Common Stock that may be issued under the Plan shall be equal to five hundred thousand (500,000) shares, subject to adjustment as to the number and kind of shares pursuant to
Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.

     4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements and Stock Purchase Agreements and the limit on the number of shares under
Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                   ARTICLE 5

                                    OPTIONS

     5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

     5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, except for Nonqualified Options granted to Covered Employees where in such case the Exercise Price shall not be less than 100% of Fair Market Value on such date, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

     5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's full recourse promissory note in a form and on terms acceptable to the Administrator, provided that an amount equal to at least the aggregate par value of the shares purchased upon exercise of an Option shall be paid in such other form of consideration permitted under the Delaware General Corporation Law; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) a

"same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     5.4 Term and Termination of Options. The term and termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

     5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     5.6 Annual Limit on Incentive Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock that, with respect to any Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company, becomes exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

     5.7 Nontransferability of Options. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the Administrator, any Option may be assigned or transferred in any manner unless such assignment or transfer is not permitted under the Code.

     5.8 Rights as Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a Stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

     5.9 Unvested Shares. The Administrator shall have the discretion to grant Options that are exercisable for unvested shares of Common Stock provided that the Company retains the right to repurchase, at the exercise price paid per share, any or all of those unvested shares if the Optionee's service to the Company terminates before all the shares become vested. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.

                                   ARTICLE 6

                               RESTRICTED STOCK

     6.1 Issuance of Restricted Stock. The Administrator shall have the right to issue, at a Purchase Price determined by the Administrator (provided that such Purchase Price shall not be less than Fair Market Value for shares issued to a Covered Employee), shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

     6.2 Restricted Stock Purchase Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Stock Purchase Agreement until the Participant has paid the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the

Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

     6.3 Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price may be made, in the discretion of the Administrator, by:
(a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the Participant's full recourse promissory note in a form and on terms acceptable to the Administrator, provided that an amount equal to at least the aggregate par value of the shares purchased pursuant to a Stock Purchase Agreement shall be paid in such other form of consideration permitted under the Delaware General Corporation Law; (e) the cancellation of indebtedness of the Company to the Participant; (f) the waiver of compensation due or accrued to the Participant for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     6.4  Rights as a Stockholder. Upon complying with the provisions of Section
6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock purchased pursuant to a Stock Purchase Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

     6.5 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement or by the Administrator. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase at the original Purchase Price, any shares of Restricted Stock that have not vested as of the date of termination.

     6.6 Vesting of Restricted Stock. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

     6.7 Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

                                   ARTICLE 7

                          ADMINISTRATION OF THE PLAN

     7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

     7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options or rights to purchase Restricted Stock shall be granted, the number of shares to be represented by each Option and the number of shares of Restricted Stock to be offered, and the consideration to be received by the Company upon the exercise of such Options or sale of such Restricted Stock; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Stock Purchase Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     7.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8

                               CHANGE IN CONTROL

     8.1 Change in Control. In order to preserve a Participant's rights in the event of a Change in Control of the Company:

          (a) Vesting of all outstanding Options shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options are to be assumed by the acquiring or successor entity (or parent thereof) or new options or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below. If Options accelerate pursuant to the provisions of this subsection (a), then the Administrator shall cause written notice of the proposed Change in Control transaction to be given to Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

          (b) Unless otherwise provided in an Option Agreement, Vesting of outstanding Options shall not accelerate if and to the extent that: (i) the Options (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) in the event the consideration to be received by the stockholders of the Company in connection with the Change of Control does not consist of securities, the Options (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program ("New Incentives") containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options are assumed, or if new options of comparable value are issued in exchange therefor, then each such Option or new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option shall remain the same as nearly as practicable.

          (c) The Administrator in its discretion may provide in any Option Agreement that if such Option is assumed by an acquiring or successor entity (or parent thereof) or a new option of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then vesting of the Option, the new option or the New Incentive shall accelerate if and at such time as the Participant's service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement.

          (d) If outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or "spread") between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

          (e) In the event of a Change in Control of the Company, all Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control, and the shares of Common Stock subject to such terminated Repurchase Rights shall immediately vest in full, except to the extent that: (i) in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Stock Purchase Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price, or (ii) such accelerated vesting is precluded by other limitations imposed by the Administrator in the Stock Purchase Agreement at the time the Restricted Stock is issued. If the Repurchase Rights shall terminate pursuant to this subsection (e), then the Administrator shall cause written notice of the proposed Change in Control transaction to be given to Purchasers not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

          (f) The Administrator in its discretion may provide in any Stock Purchase Agreement that if, upon a Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of such Stock Purchase Agreement or the substitution of new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and purchase price), then any Repurchase Right provided for in such Stock Purchase Agreement shall terminate, and the shares of Common Stock subject to the terminated Repurchase Right or any substituted shares shall immediately vest in full, if the Participant's service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control pursuant to such terms and conditions as shall be set forth in the Stock Purchase Agreement.

          (g) Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) or new options of comparable value or New Incentives are issued in exchange therefor pursuant to the terms of the Change in Control transaction.

                                   ARTICLE 9

                     AMENDMENT AND TERMINATION OF THE PLAN

     9.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionee more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or rights to purchase Restricted Stock may be granted under the Plan thereafter, but Option Agreements and Stock Purchase Agreements then outstanding shall continue in effect in accordance with their respective terms.

                                  ARTICLE 10

                                TAX WITHHOLDING

     10.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                  ARTICLE 11

                                 MISCELLANEOUS

     11.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     11.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

     11.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

     11.4 Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

                               STM WIRELESS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR ANNUAL MEETING -- DECEMBER 6, 2001

  The undersigned stockholder of STM Wireless, Inc. (the "Company") acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated November 6, 2001, and the undersigned revokes all prior proxies and appoints Emil Youssefzadeh, Frank Connors and Joe Wallace, and each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Irvine Marriot Hotel, 18000 Von Karman Avenue, Irvine, California at 10:00 a.m. on December 6, 2001 and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

1. ELECTION OF FIVE DIRECTORS:

    [_] FOR all nominees                         [_] WITHHOLD AUTHORITY
        listed below                                 to vote for all nominees
        (except as marked to the contrary below)     listed below

  Emil Youssefzadeh, Frank T. Connors, Dr. Ernest U. Gambaro, Louis B. Horwitz
                                and K.C. Schaaf.

  (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

--------------------------------------------------------------------------------

2. Approve the adoption of the Company's 2002 Stock Incentive Plan which authorizes the issuance of up to 500,000 shares of the Company's stock.
                   [_] FOR approval     [_] AGAINST approval

3. Ratification of appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001:
                [_] FOR ratification    [_] AGAINST ratification

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (continued on reverse side)


                         (continued from reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES FOR DIRECTOR.


                                           Dated this    day of    , 2001


                                           -----------------------------------
                                                 Signature of Stockholder

                                           -----------------------------------
                                                 Signature of Stockholder

                                           Please sign exactly as your name or
                                           names appear hereon. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, please give full
                                           title as such. If shares are held
                                           jointly, each holder should sign.

                                             Please Mark, Sign, Date and Mail
                                              This Proxy Card Promptly Using
                                                  the Enclosed Envelope.